                                                                 EXHIBIT (g)(13)

                       INVESTMENT COMPANY ACKNOWLEDGEMENT

The following  applies if Client is registered under the Investment  Company Act of 1940 as a Mutual Fund or Investment Trust and Client wishes to deposit margin funds directly with Merrill Lynch:

a)   Merrill  Lynch shall comply with the  segregation  requirements  of section
     4d(2)  of the  Commodity  Exchange  Act [7  U.S.C.  6d(2)]  and  the  rules thereunder  [17 C.F.R.  Chapter 1], or, if  applicable,  the secured amount requirements  of rule 30.7  under the  Commodity  Exchange  Act [17  C.F.R.
     30.7];

b)   Merrill Lynch,  as appropriate to Client's  transactions  and in accordance with the Commodity  Exchange Act [7 U.S.C.  1 through 25] and the rules and regulations  thereunder  (including  17  C.F.R.  Part  30),  may  place and maintain  Client's  assets to effect  Client's  transactions  with  another
     Futures Commission  Merchant,  a Clearing  Organization,  a U.S. or Foreign
     Bank,  or a member  of a  foreign  board of  trade,  and  shall  obtain  an acknowledgement,  as  required  under  rules  1.20(a) or 30.7(c)  under the
     Commodity Exchange Act [17 C.F.R. 1.20(a) or 30.7(c)], as applicable,  that such  assets are held on behalf of Merrill  Lynch's  clients in  accordance with the provisions of the Commodity Exchange Act; and

c)   Merrill  Lynch shall  promptly  furnish  copies of or extracts from Merrill
     Lynch's records or such other information  pertaining to Client's assets as the Securities and Exchange  Commission through its employees or agents may request.

d)   Merrill  Lynch  agrees to return to Client any excess  variation  margin in
     Client's  Account when such excess  variation  margin is above a de minimis amount. Such excess variation margin shall be returned on the next business day  following  Merrill  Lynch's  receipt of the amount  from the  clearing organization or counterparty.

If Client is  registered  under the  Investment  Company Act of 1940 as a Mutual
Fund or  Investment  Trust and will be  depositing  margin funds  directly  with
Merrill Lynch, kindly acknowledge  Client's receipt of, and agreement with, this notice  by having an  authorized  representative  of  Client  (and  Advisor,  if applicable) sign in the space below.

ACKNOWLEDGED AND ACCEPTED:

CLIENT: AMERICAN CENTURY INVESTMENT TRUST ON BEHALF OF CORE PLUS FUND
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By:     /s/ Ward D. Stauffer                     October 31, 2006
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        Signature                                Date

        Ward D. Stauffer                         Secretary
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        Print Name                               Title

ADVISOR (IF APPLICABLE) AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
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By:      /s/ Ward D. Stauffer                    October 31, 2006
         -----------------------------------     -------------------------------
         Signature                               Date

         Ward D. Stauffer                        Secretary
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         Print Name                              Title